As filed with the Securities and Exchange Commission on March 22, 2013

Registration No. 333-174016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

MARCHEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2194038
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Russell C. Horowitz

Chairman and Chief Executive Officer

Marchex, Inc.

520 Pike Street, Suite 2000

Seattle, WA 98101

(206) 331-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Francis J. Feeney, Jr., Esq.

Michelle D. Paterniti, Esq.

DLA Piper LLP (US)

33 Arch Street, 26th Floor

Boston, MA 02110

(617) 406-6000

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

On August 24, 2011, the Securities and Exchange Commission (the “Commission”) declared effective a registration statement on Form S-3 (File No. 333-174016) (the “Registration Statement”) of Marchex, Inc. (the “Registrant”) relating to the resale from time to time of up to 1,019,103 shares of Class B common stock of the Registrant (the “Registered Shares”) by the selling shareholders named in the Registration Statement pursuant to the plan of distribution set forth therein.

The Registrant’s obligation to keep the Registration Statement effective has terminated under the terms of its acquisition agreements with the selling stockholders. Pursuant to the undertaking of the Registrant as required by Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of its Registered Shares that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such securities. The Registrant will cooperate with eligible holders to remove the restrictive legends from the Registered Shares.

Item 16.	Exhibits

Please see the exhibit index following the signature page of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 22, 2013.

MARCHEX, INC.

By:	/S/ RUSSELL C. HOROWITZ

Russell C. Horowitz

Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement No. 333-174016 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Russell C. Horowitz Russell C. Horowitz	Chairman and Chief Executive Officer (Principal Executive Officer)	March 22, 2013

/s/ Michael A. Arends Michael A. Arends	Chief Financial Officer (Principal Financial Officer)	March 22, 2013

/s/ Michael Miller Michael Miller	Senior VP Accounting and Corporate Controller (Principal Accounting Officer)	March 22, 2013

* John Keister	Executive Vice Chairman and Director	March 22, 2013

* Dennis Cline	Director	March 22, 2013

* Anne Devereux	Director	March 22, 2013

* Nicolas Hanauer	Vice Chairman and Director	March 22, 2013

* M. Wayne Wisehart	Director	March 22, 2013

*By:	/s/ Russell C. Horowitz
Russell C. Horowitz Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney (1)

(1)	Previously filed.